CONTACT: John Zettler
Senior Vice President and Chief Financial Officer
715 836-9994 x109
DATE: August 8, 2008

CITIZENS COMMUNITY FEDERAL OPENS NEW IN-STORE BRANCH, TRANSITIONS EXISTING LOCATIONS AND COMPLETES ACQUISITION OF ANB BRANCHES

EAU CLAIRE, Wis.—August 8— Citizens Community Bancorp, Inc., (NASDAQ: CZWI), the holding company for Citizens Community Federal, recently opened a new branch location, transitioned two stand-alone branches into Wal-Mart Supercenters and completed its acquisition of three Wal-Mart in-store branches from American National Bank of Beaver Dam (ANB).

New Location
On July 30, 2008, Citizens opened a new in-store branch at the Brooklyn Park, Minn., Wal-Mart Supercenter.  The branch is located at:
•	8000 Lakeland Ave. North
Brooklyn Park, MN 55445.

Branch Transitions
Citizens also recently transitioned its stand-alone branch locations in Black River Falls and Wisconsin Dells, Wis., to the Wal-Mart Supercenters in those respective communities.  The company’s new in-store branches are located at:
•	611 State Highway 54
Black River Falls, WI 54615; and
•	130 Commerce St.
Wisconsin Dells, WI 53965.

ANB Acquisitions Complete
In April 2008 Citizens agreed to acquire three new Wal-Mart in-store branch locations from ANB.  The Company recently completed the acquisition of these sites and re-opened them as Citizens Community Federal branches.  These new Citizens branches are located at:
•	377 N Rolling Meadows Dr.
Fond du Lac, WI 54937;
•	351 S. Washburn St.
Oshkosh, WI 54904; and
•	3701 E. Calumet St.
Appleton, 54915.

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Citizens Community Bancorp, Inc.
August 8, 2008

Citizens recent branch openings are part of the Company’s ongoing commitment to reaching customers in convenient locations with longer hours and expanded services.  The Company previously announced that it would be opening a total of 11 Wal-Mart Supercenter branches in 2008 across Minnesota and Wisconsin.

Said Tim Cruciani, executive vice president of Citizens Community Bancorp, Inc., “We’re very excited about the opening of these new branches.  Wal-Mart customers value service, convenience and access to their bank and grocer under one roof, and Citizens is proud to deliver new branches that embody this philosophy”

Citizens Community Federal currently has 17 branches in Wisconsin, Minnesota and Michigan.

About Citizens Community Bancorp, Inc.
Citizens Community Bancorp, Inc., based in Eau Claire, Wis., is the holding company for Citizens Community Federal, a federal savings association operating 17 full-service banking offices in Wisconsin, Minnesota and Michigan. Please visit us online at www.citizenscommunityfederal.net.

Except for historical information contained herein, the matters contained in this news release and other information in the Company’s SEC filings, may express “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company’s business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Citizens Community does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated and unanticipated events or circumstances after the date of such statements.

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